Exhibit 5.1

Hogan Lovells US LLP Harbor East 100 International Drive Suite 2000 Baltimore, MD 21202 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

April 12, 2019

Board of Directors

Intrexon Corporation

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

Ladies and Gentlemen:

We are acting as counsel to Intrexon Corporation, a Virginia corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), including the base prospectus contained therein (the “Base Prospectus”) and the prospectus supplement, dated April 12, 2019 (the “Prospectus Supplement,” and together with the Base Prospectus and all documents incorporated by reference therein, the “Prospectus”) related to the offer and sale from time to time of up to 20,640,119 shares of common stock, no par value, of the Company (the “Shares”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the Prospectus Supplement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions, as currently in effect, of the Virginia Stock Corporation Act, as amended (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules, or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules, or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Birmingham Boston Brussels Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston Johannesburg London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Moscow Munich New York Northern Virginia Paris Perth Philadelphia Rio de Janeiro Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Sydney Tokyo Warsaw Washington DC Associated offices: Budapest Jakarta Shanghai FTZ Ulaanbaatar Zagreb. Business Service Centers: Johannesburg Louisville. For more information see www.hoganlovells.com

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to Current Report on Form 8-K and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP

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